Exhibit 10.1

THIRD AMENDMENT

TO FINANCING AGREEMENT

     THIRD AMENDMENT, dated as of October 8, 2004 (this “Amendment”), to the Financing Agreement, dated as of April 23, 2004 (as amended, restated or otherwise modified from time to time, the “Financing Agreement”), by and among aaiPharma Inc., a Delaware corporation (the “Parent”), Applied Analytical Industries Learning Center, Inc., a Delaware corporation (“Applied Analytical”), AAI Technologies, Inc., a Delaware corporation (“AAI Technologies”), AAI Properties, Inc., a North Carolina corporation (“AAI Properties”), AAI Japan, Inc., a Delaware corporation (“AAI Japan”), Kansas City Analytical Services, Inc., a Kansas corporation (“Analytical Services”), AAI Development Services, Inc., a Massachusetts corporation (“AAI Development-MA”), aaiPharma LLC, a Delaware limited liability company (“Pharma LLC”) and AAI Development Services, Inc., a Delaware corporation (“AAI Development-DE”, and together with the Parent, Applied Analytical, AAI Technologies, AAI Properties, AAI Japan, Analytical Services, AAI Development-MA and Pharma LLC, each a “Borrower” and collectively, the “Borrowers”), the financial institutions from time to time party hereto (each a “Lender” and collectively, the “Lenders”), Silver Point Finance, LLC, a Delaware limited liability company (“Silver Point”), as collateral agent for the Lenders (in such capacity, and any successor in such capacity, the “Collateral Agent”), and Bank of America, N.A. (“Bank of America”), as administrative agent for the Lenders (in such capacity, and any successor in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

     WHEREAS, the Borrowers, the Agents and the Lenders wish to amend certain terms and conditions of the Financing Agreement as hereafter set forth;

     NOW, THEREFORE, the Borrowers, the Agents and the Lenders hereby agree as follows:

     1. Capitalized Terms. All terms which are defined in the Financing Agreement and not otherwise defined herein are used herein as defined therein. In addition, as used in this Amendment, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

     “Specified Events” means, collectively, (a) the amendment of the MVI Sale Agreement pursuant to the terms of Amendment No. 2 to the MVI Sale Agreement dated as of September 16, 2004, pursuant to which the Parent will receive an accelerated purchase price adjustment under the MVI Sale Agreement, (b) the Disposition of the Parent’s rights to its Calcitriol product pursuant to the terms of the Termination Agreement by and between the Parent and SICOR Pharmaceuticals, Inc., on terms substantially the same as the terms set forth in the draft Termination Agreement provided by the Parent to the Collateral Agent on the date hereof, and (c) the Disposition of the Parent’s Investment in Aesgen, Inc. pursuant to the terms of the Agreement and Plan of Merger and Reorganization, dated as of August 30, 2004, among MGI Pharma, Inc.,

MGIP Acquisition Corp., Aesgen Inc. and Timothy I. Maudlin, as equityholder’s representative.

     “Specified Proceeds” means the Net Cash Proceeds received by the Loan Parties in connection with the Specified Events.

     “Third Amendment Effective Date” has the meaning specified therefor in Section 4 of this Amendment.

     2. Amendments to Financing Agreement.

(a)	Existing Definitions.

          (i) The definition of the term “Availability” in Section 1.01 of the Financing Agreement is hereby amended in its entirety to read as follows:

     “‘Availability’ means, at any time, the difference between (i) the Total Revolving Credit Commitment and (ii) the sum of (A) the aggregate outstanding principal amount of all Revolving Loans, (B) all Letter of Credit Obligations and (C) the aggregate amount of all reserves established by the Administrative Agent at the direction of the Collateral Agent pursuant to the terms of this Agreement and the other Loan Documents.”

          (ii) The definition of the term “Consolidated EBITDA” in Section 1.01 of the Financing Agreement is hereby amended in its entirety to read as follows: `

     “‘Consolidated EBITDA’ means, with respect to any Person for any period, the sum of (a) the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (b) without duplication, the sum of the following amounts of such Person and its Subsidiaries for such period and to the extent deducted in determining Consolidated Net Income of such Person for such Period: (i) Consolidated Net Interest Expense, (ii) income, value-added, franchise and other similar tax expense, (iii) depreciation expense, (iv) amortization expense, (v) any other non-cash charges, expenses and losses, (vi) the Specified Costs and Expenses, (vii) other non-recurring cash charges and costs incurred in connection with Acquisitions and Dispositions permitted under this Agreement (including Acquisitions and Dispositions permitted as a result of being approved by the Required Lenders), to the extent such charges and costs are approved by the Collateral Agent, (viii) other non-recurring restructuring charges (including severance costs and plant closure costs) made in accordance with FASB Statement of Financial Accounting Standards Board No. 146, (ix) (A) non-recurring professional fees associated with the Special Committee Investigation, the pending Securities and Exchange Commission and Department of Justice investigations involving the Borrowers, and/or the operational or debt restructuring of the Borrowers incurred during the fiscal quarter of the Parent and its Subsidiaries ended September 30, 2004 in an aggregate amount not to exceed $3,000,000 and (B) non-recurring professional fees associated with the Special Committee Investigation, the pending Securities and Exchange Commission and Department of Justice investigations involving the Borrowers, and/or the operational or debt restructuring of the Borrowers incurred during the two fiscal quarters of the Parent and its Subsidiaries ended December 31, 2004 in an aggregate amount not to exceed $5,900,000, and (x) non-cash charges for impairment losses on intangible assets made in accordance with FASB Statement of Financial Accounting Standards No. 142.”

          (iii) The definition of the term “MVI Sale Agreement” in Section 1.01 of the Financing Agreement is hereby amended in its entirety to read as follows:

     “‘MVI Sale Agreement’ means, collectively, (i) the Asset Purchase Agreement, dated as of February 27, 2004 among the Parent, Pharma LLC and Mayne Pharma (USA) Inc., as amended by Amendment No. 1 to Asset Purchase Agreement dated as of April 22, 2004 and Amendment No. 2 to Asset Purchase Agreement dated as of September 16, 2004, and (ii) the other agreements listed on Schedule 1.01(E).”

     (b) Mandatory Prepayments. Section 2.05(c)(v) of the Financing Agreement is hereby amended by deleting the parenthetical in clause (x)(2) of the proviso at the end thereof and substituting in lieu thereof the following:

“(and concurrently with such application to the Revolving Loans, the Administrative Agent shall, at the direction of the Collateral Agent, establish and maintain a corresponding reserve to Availability in the amount so applied, which reserve shall be released by the Administrative Agent upon the request of the Administrative Borrower and at the direction of the Collateral Agent (which direction shall be given upon such request by the Administrative Borrower complying with this Section 2.05(c)(v)) at such time as the Borrowers re-borrow funds in such amount to be applied in accordance with either of clauses (y) or (z)(2) of this clause (v))”

     (c) Application of Payments. Section 2.05(d) of the Financing Agreement is hereby amended by deleting the paragraph at the end thereof and substituting in lieu thereof the following:

“Notwithstanding anything to the contrary contained in this Section 2.05(d), after the occurrence and during the continuance of an Event of Default, all prepayments of the Loans pursuant to Section 2.05(c) shall be applied (or, in the case of prepayments that have been temporarily applied to the Revolving Loans pending final application thereof as permitted under the relevant provisions of clause (v) of Section 2.05(c), shall be re-credited) in accordance with Section 4.04(b).”

     (d) Interest and Fees. Section 2.05(e) of the Financing Agreement is hereby amended by deleting clause (ii) therein and substituting in lieu thereof the following:

“(ii) in the case of any prepayment made pursuant to Section 2.05(a) (excluding the first sentence of Section 2.05(a)(i) thereof) or Section 2.05(c)(iii), any Applicable Prepayment Premium.”

     (e) Unused Line Fee. Section 2.06(a) of the Financing Agreement is hereby amended by (i) inserting the words “actual daily” immediately before the word “excess”

therein and (ii) deleting the word “average” immediately before the words “principal amount” therein.

     (f) Compliance with Law, Etc. Section 6.01(h) of the Financing Agreement is hereby amended by deleting clause (iii) therein and substituting in lieu thereof the following:

“(iii) the Senior Subordinated Note Indenture (other than the default in the payment of interest due under the Senior Subordinated Note Indenture on October 1, 2004) or any material term of any Material Contract, and no Default or Event of Default has occurred and is continuing.”

     (g) Financial Covenants.

          (i) Section 7.03(b) of the Financing Agreement is hereby amended by inserting therein the following sentence at the end thereof:

“Notwithstanding the foregoing, (i) if Consolidated EBITDA of the Parent and its Subsidiaries for the fiscal quarter of the Parent and its Subsidiaries ended September 30, 2004 is greater than $2,000,000, then the Leverage Ratio of the Parent and its Subsidiaries shall not be tested under this Section 7.03(b) as of the end of such period and (ii) if Consolidated EBITDA of the Parent and its Subsidiaries for the two fiscal quarters of the Parent and its Subsidiaries ended December 31, 2004 is greater than $7,000,000, then the Leverage Ratio of the Parent and its Subsidiaries shall not be tested under this Section 7.03(b) as of the end of such period.”

          (ii) Section 7.03(c) of the Financing Agreement is hereby amended by inserting therein the following sentence at the end thereof:

“Notwithstanding the foregoing, (i) if Consolidated EBITDA of the Parent and its Subsidiaries for the fiscal quarter of the Parent and its Subsidiaries ended September 30, 2004 is greater than $2,000,000, then the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries shall not be tested under this Section 7.03(c) as of the end of such period and (ii) if Consolidated EBITDA of the Parent and its Subsidiaries for the two fiscal quarters of the Parent and its Subsidiaries ended December 31, 2004 is greater than $7,000,000, then the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries shall not be tested under this Section 7.03(c) as of the end of such period.”

          (iii) Section 7.03 of the Financing Agreement is hereby amended by adding the following new subsection (e) at the end thereof:

     “(e) Minimum Revenues. Permit the gross revenues of the Parent and its Subsidiaries for the fiscal quarter of the Parent and its Subsidiaries ending December 31, 2004 to be less than $40,000,000.”

          (h) Schedules. Schedules 6.01(x) and 6.01(aa) to the Financing Agreement are hereby amended by adding to each such Schedule the information set forth on Annex A attached hereto.

     3. Waiver and Consent.

          (a) Pursuant to the request of the Borrowers and in accordance with Section 12.02 of the Financing Agreement, the Agents and the Lenders hereby (i) consent to, and waive any Event of Default that has or would otherwise arise under Section 9.01(a) or Section 9.01(c) of the Financing Agreement by reason of the occurrence of the Specified Events described in clauses (a) and (c) of the definition thereof and (ii) agree that the Specified Proceeds received by the Borrowers in connection with the Specified Events shall not be required to be applied in accordance with Section 2.05(c) of the Financing Agreement; provided, that no Event of Default (other than those waived herein) has occurred and is continuing at the time of receipt of any such Specified Proceeds or would result therefrom.

          (b) The waivers and consents in this Section 3 shall be effective only in this specific instance and for the specific purpose set forth herein and do not allow for any other or further departure from the terms and conditions of the Financing Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect. The Borrowers hereby acknowledge and agree that it shall be an Event of Default under the Financing Agreement (as to which no grace period shall apply) if the Borrowers use Specified Proceeds other than in accordance with this Section 3.

     4. Conditions. This Amendment shall become effective only upon satisfaction in full of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the “Third Amendment Effective Date”):

          (a) Representations and Warranties; No Event of Default. The representations and warranties contained herein, in Article VI of the Financing Agreement and in each other Loan Document are true and correct on and as of the Third Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date); and no Event of Default (other than those waived herein) shall have occurred and be continuing on the Third Amendment Effective Date either immediately before or after giving effect to this Amendment in accordance with its terms.

          (b) Delivery of Documents. The Collateral Agent shall have received on or before the Third Amendment Effective Date, the following, each in form and substance reasonably satisfactory to the Collateral Agent and, unless otherwise indicated, dated as of the Third Amendment Effective Date:

               (i) counterparts of this Amendment, duly executed by the Borrowers, the Agents and the Lenders;

               (ii) a certificate of an Authorized Officer of each Loan Party, certifying as to the matters set forth in clause (a) of this Section 4; and

               (iii) such other agreements, instruments, approvals, opinions and other documents as the Collateral Agent may reasonably request.

          (c) Proceedings. All proceedings in connection with the transactions contemplated by this Amendment, and all documents incidental hereto, shall be reasonably satisfactory to the Collateral Agent and its counsel.

          (d) Fees, Etc. The Borrowers shall have paid all fees, costs, expenses and taxes then payable by the Borrowers pursuant to the Financing Agreement and the other Loan Documents, including, without limitation, Section 2.06 and 12.04 of the Financing Agreement.

     5. Representations and Warranties. Each Borrower represents and warrants as follows:

          (a) Organization, Good Standing, Etc. Each Borrower (i) is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the state of its organization other than to the extent that the failure to be in good standing in such state could not reasonably be expected to have a Material Adverse Effect and (ii) has all requisite power and authority to execute, deliver and perform this Amendment, and to perform the Financing Agreement, as amended hereby.

          (b) Authorization, Etc. The execution, delivery and performance by each Borrower of this Amendment and the performance by each Borrower of the Financing Agreement, as amended hereby (i) have been duly authorized by all necessary action, (ii) do not and will not violate or create a default under any such Borrower’s organizational documents or any applicable law or any material term of any Material Contract, and (iii) except as provided in the Loan Documents, do not and will not result in or require the creation of any Lien upon or with respect to any of such Borrower’s property.

          (c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with (i) the due execution, delivery and performance by each Borrower of this Amendment or (ii) the performance by each Borrower of the Financing Agreement, as amended hereby.

          (d) Enforceability of Loan Documents. Each of this Amendment and the Financing Agreement, as amended hereby, and the other Loan Documents, is a legal, valid and binding obligation of each Borrower party hereto, enforceable against such Borrower in accordance with the terms thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

          (e) Representations and Warranties; No Default. The representations and warranties contained herein, in Article VI of the Financing Agreement and in each other Loan Document are true and correct on and as of the Third Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date); and no Event of Default (other than those waived herein)

shall have occurred and be continuing on the Third Amendment Effective Date either immediately before or after giving effect to this Amendment in accordance with its terms.

     6. Continued Effectiveness of the Financing Agreement.

          (a) Ratifications. Except as otherwise expressly provided herein, (i) the Financing Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Third Amendment Effective Date (A) all references in the Financing Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment and (B) all references in the other Loan Documents to the “Financing Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, (ii) to the extent that the Financing Agreement or any other Loan Document purports to pledge to the Collateral Agent, or to grant to the Collateral Agent a security interest in or lien on, any collateral as security for the Obligations, such pledge or grant of a security interest or lien is hereby ratified and confirmed in all respects, and (iii) the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Agents or the Lenders under the Financing Agreement or any other Loan Document, nor constitute an amendment of any provision of the Financing Agreement or any other Loan Document.

          (b) No Waivers. Except as otherwise expressly provided herein, this Amendment is not a waiver of, or consent to, any Default or Event of Default now existing or hereafter arising under the Financing Agreement or any other Loan Document and the Agents and the Lenders expressly reserve all of their rights and remedies under the Financing Agreement and the other Loan Documents, under applicable law or otherwise.

          (c) Amendment as Loan Document. Each Borrower confirms and agrees that this Amendment shall constitute a Loan Document under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if any representation or warranty made or deemed made by any Borrower under or in connection with this Amendment shall have been incorrect in any material respect when made or deemed made or if any Borrower fails to perform or comply with any covenant or agreement contained herein.

     7. Release. Each Borrower hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of action against any Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) each Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Borrowers and their Affiliates under the Financing Agreement and the other Loan Documents. Notwithstanding the foregoing, the Agents and the Lenders wish (and the Borrowers agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agents’ and the Lenders’ rights, interests, security and/or remedies under the Financing Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Borrower (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing)

(collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, each Lender and the L/C Issuer and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Third Amendment Effective Date arising out of, connected with or related in any way to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Borrower, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral.

     8. Miscellaneous.

          (a) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

          (b) Headings. Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

          (c) Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

          (d) Expenses. The Borrowers will pay on demand all reasonable fees, costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment and all documents incidental hereto, including, without limitation, the reasonable fees, disbursements and other charges of Schulte Roth & Zabel LLP, counsel to the Collateral Agent.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS: AAIPHARMA INC.
By:	/s/ Ludo Reynders
Name: Ludo Reynders
Title: President and Chief Executive Officer

APPLIED ANALYTICAL INDUSTRIES LEARNING CENTER, INC.
By:	/s/ Gregory S. Bentley
Name: Gregory S. Bentley
Title: Vice President

AAI TECHNOLOGIES, INC.
By:	/s/ Gregory S. Bentley
Name: Gregory S. Bentley
Title: Vice President

AAI PROPERTIES, INC.
By:	/s/ Gregory S. Bentley
Name: Gregory S. Bentley
Title: Vice President

AAI JAPAN, INC.
By:	/s/ Gregory S. Bentley
Name: Gregory S. Bentley
Title: Vice President

KANSAS CITY ANALYTICAL SERVICES, INC.
By:	/s/ Gregory S. Bentley
Name: Gregory S. Bentley
Title: Vice President

AAI DEVELOPMENT SERVICES, INC.
By:	/s/ Gregory S. Bentley
Name: Gregory S. Bentley
Title: Vice President

AAIPHARMA LLC
By:	/s/ Gregory S. Bentley
Name: Gregory S. Bentley
Title: Vice President

AAI DEVELOPMENT SERVICES, INC.
By:	/s/ Gregory S. Bentley
Name: Gregory S. Bentley
Title: Vice President

COLLATERAL AGENT: SILVER POINT FINANCE, LLC, as Collateral Agent
By:	/s/ Edward A. Mulé
Name: Edward A. Mulé
Title: Authorized Signatory

ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Annie Cuenco
Name: Annie Cuenco
Title: Assistant Vice President

LENDERS: BANK OF AMERICA, N.A., as L/C Issuer
By:	/s/ Adonis A. Hembrick
Name: Adonis A. Hembrick
Title: Vice President

BANK OF AMERICA, N.A., as a Lender
By:	/s/ Adonis A. Hembrick
Name: Adonis A. Hembrick
Title: Vice President

SEA PINES FUNDING LLC, as a Lender
By:	/s/ Diana M. Himes
Name: Diana M. Himes
Title: Assistant Vice President

TRS THEBE LLC, as a Lender
By:	/s/ Alice L. Wagner
Name: Alice L. Wagner
Title: Vice President

SIL LOAN FUNDING LLC, as a Lender
By:	/s/ Jason Trala
Name: Jason Trala
Title: Attorney-In-Fact

SILVER POINT ONSHORE CDO, LLC, as a Lender
By:	/s/ Edward A. Mulé
Name: Edward A. Mulé
Title: Authorized Signatory

GOLDMAN SACHS CREDIT PARTNERS L.P., as a Lender
By:	/s/ Mark DeNatale
Name: Mark DeNatale
Title: Authorized Signatory